Exhibit 99.3

Software Acquisition Group Inc. III and Nogin Complete Business Combination

- Nogin to Begin Trading on Nasdaq Under the Ticker Symbols “NOGN” and “NOGNW” Beginning Tuesday, August 30th

- Company to Ring Nasdaq Closing Bell on Friday, September 16th

TUSTIN, California and LAS VEGAS, Nevada—August 29, 2022 – Software Acquisition Group Inc. III (Nasdaq: SWAG) (“SWAG”), a publicly traded special purpose acquisition company, today announced the completion of its business combination (the “Business Combination”) with Nogin (“Nogin” or the “Company”), a leading provider of innovative Commerce-as-a-Service (“CaaS”) technology.

The combined company will operate under the name “Nogin, Inc.,” and will be led by Chairman and co-Chief Executive Officer Jan Nugent and President and co-Chief Executive Officer Jon Huberman. Commencing at the open of trading on August 30, 2022, Nogin’s Class A common stock and warrants are expected to trade on Nasdaq under the symbols “NOGN” and “NOGNW,” respectively.

The transaction was approved by SWAG’s stockholders at its special meeting in lieu of the 2022 annual meeting of stockholders held on August 22, 2022. SWAG also announced that holders of 74.6% of its shares of Class A common stock have properly exercised their right to redeem their shares in connection with the proposed merger. As a result, the gross amount of cash that the combined company will receive from SWAG’s trust account and the previously announced concurrent private placement financing upon the closing of these transactions, before transaction expenses, will equal approximately $124 million.

“The completion of our merger with SWAG is an extraordinary milestone for our company, our employees, and our stockholders,” said Nogin Chairman and co-CEO Jan Nugent. “As commerce continues to become more and more complex, brands and merchants are looking for a way to get the hard stuff handled so they can focus on making great products and better connecting with their customers. Becoming a public company enables us to expand our mission to serve our customers and accelerate our growth strategy, bringing Intelligent Commerce to the mainstream. We appreciate the support of the SWAG leadership team throughout this transaction and are looking forward to continuing our partnership as we begin life in the public markets.”

“On behalf of SWAG leadership and our investors, we would like to congratulate the Nogin team on a successful business combination,” said Nogin President and co-CEO Jon Huberman. “In the time that we’ve spent with Jan and the rest of the organization these past few months, our belief in the Company’s value proposition, addressable market opportunity, and growth prospects has only grown. With the transaction completed, I look forward to officially joining the Nogin leadership team and further investing in our mission to deliver world-class ecommerce solutions to a massive end market.”

Additional details on the business combination can be found in the original announcement from February 14, 2022, linked here.

Advisors

Stifel Financial Corp. served as exclusive strategic and financial advisor to Nogin, and Latham & Watkins LLP acted as Nogin’s legal counsel. Gateway Group acted as investor relations advisor to Nogin, and BOCA Communications acted as its public relations advisor. Jefferies LLC served as exclusive financial advisor and capital markets advisor to SWAG III, and Kirkland & Ellis acted as SWAG III’s legal counsel.

About Nogin

Nogin, the Intelligent Commerce company, provides the world’s leading Commerce-as-a-Service (CaaS) technology platform for brand leaders that need to deliver superior growth with predictable costs and an exceptional online experience. The Nogin Commerce Platform is a cloud-based ecommerce environment purpose-built for brands selling direct-to-consumer (D2C) and through online channel partners. Nogin frees its customers to focus on their brands while running as much or as little of the infrastructure as they choose. Founded in 2010, Nogin optimizes the entire ecommerce lifecycle for such D2C brands as bebe, Brookstone, Hurley, and Kenneth Cole, achieving average growth of more than 40% in annual gross merchandise value (GMV) in the first year. To learn more, visit www.nogin.com or follow us on LinkedIn and on Twitter at @Nogincommerce.

About Software Acquisition Group Inc. III

Software Acquisition Group Inc. III is a blank-check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. SWAG is led by Chairman and Chief Executive Officer, Jonathan Huberman, and Vice President of Acquisitions, Mike Nikzad. In addition to Messrs. Huberman and Nikzad, the Board of Directors includes Andrew Nikou, Stephanie Davis, Peter Diamandis, Steven Guggenheimer and Matt Olton.

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “would”, “seem”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “future”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward looking. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to continue to meet the stock exchange listing, the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, changes in applicable laws or regulation, the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in documents filed by the Company from time to time with the SEC.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither SWAG nor the Company undertakes any duty to update these forward-looking statements.

Contacts:

Nogin Media Relations Contact

BOCA Communications

nogin@bocacommunications.com

Nogin Investor Relations Contact:

Cody Slach and Tom Colton

Gateway Investor Relations

949-574-3860

nogin@gatewayir.com